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                                                                     EXHIBIT 2.2







                             NOTE EXCHANGE AGREEMENT



                                     BETWEEN



                                 DREAMLIFE, INC.



                                       AND



                        CYL DEVELOPMENT HOLDINGS, L.L.C.






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                                 DREAMLIFE, INC.
                              425 WEST 15TH STREET
                                    FLOOR 3R
                               NEW YORK, NY 10011




CYL Development Holdings, L.L.C.
330 South Street
Morristown, NJ  07962

                             NOTE EXCHANGE AGREEMENT

Dear Ladies and Gentlemen:

      The undersigned, DREAMLIFE, INC., a Delaware corporation (the "Corporation"), presently intends to issue common stock, $0.01 par value, of the Corporation (the "Common Stock") to CYL Development Holdings, L.L.C. (the "Investor") in accordance with this Agreement.

      ACCORDINGLY, the Corporation hereby agrees with you as follows:

      SECTION 1. ISSUANCE OF COMMON STOCK; CLOSING. Simultaneously with the execution and delivery of this Agreement, the Corporation is issuing to the Investor, and the Investor is acquiring from the Corporation, upon the terms and subject to the conditions hereinafter set forth, 2,400,000 shares of Common Stock, of the Corporation (collectively, the "Common Shares") at a price per share of $1.00, in exchange for the transfer and delivery to the Corporation, for cancellation, of the Corporation's note or notes issued in the aggregate amount of $2,400,000 to The Chase Manhattan Bank (the "Note") and now having an outstanding principal amount of $2,400,000 and now owned by the Investor. Simultaneously herewith (the "Closing"), the Corporation is issuing and delivering to the Investor a certificate representing the Common Shares being acquired by the Investor hereunder, registered in the name of the Investor, against delivery by the Investor of the Note, duly endorsed for transfer to the Corporation. It is a condition of the Closing that simultaneously with the Closing, the Corporation shall have completed the acquisition of 100% of Discovery Toys, Inc.

      SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants to the Investor as follows:

            2.1. ORGANIZATION. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to own and operate its properties and to enter into this Agreement and perform its obligations hereunder.

            2.2. CAPITAL STOCK. The Corporation's Form 10-Q filed with the SEC with respect to the fiscal quarter ended March 31, 2001 (the "Form 10-Q") sets forth a true and complete description of the authorized and outstanding shares of capital stock of the


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      Corporation as of such date. All outstanding shares of Common Stock are and, when issued, all Common Shares to be issued hereunder will be, validly issued, fully paid and non-assessable and not subject to preemptive rights.

      2.3. AUTHORITY. The execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Corporation. This Agreement is a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regardless of whether such enforceability is considered a proceeding in law or equity.

      2.4. NO CONFLICTS. Neither the execution, delivery and performance by the Corporation of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) conflict with, (B) result in any violations of,
(C) cause a default under (with or without due notice, lapse of time or both),
(D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under, or
(E) result in the creation of any Encumbrance (as defined below) on or against any assets, rights or property of the Corporation under any term, condition or provision of (x) any instrument or agreement to which the Corporation is a party, or by which the Corporation or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority (as defined below) applicable to the Corporation or any of its properties, assets or rights or (z) the Corporation's Certificate of Incorporation or by-laws, as amended through the date hereof, respectively, which conflict, breach, default or violation or other event will have a material adverse effect on the Company's business, operations, properties, financial position or operating result or on its ability to consummate the transactions contemplated by this Agreement. "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money. "Governmental Authority" shall mean any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality.

      2.5. CONSENTS. Subject to the representations and warranties of the Investor contained herein, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Corporation of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing with the SEC of such reports and information under the Securities Act of 1933, as amended, (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, or (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby.


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      2.6.  SEC DOCUMENTS.

            (i) The Corporation has furnished or made available to the Investor a correct and complete copy of the Corporation's Annual Report on Form 10-K filed with the SEC with respect to the fiscal year ended December 31, 2000 (the "Form 10-K") and the Form 10-Q and each other report, schedule, and information statement filed by the Corporation with the SEC on or after the date of filing with the SEC the Form 10-Q, which are all the documents (other than preliminary material) that the Corporation was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Form 10-Q (collectively, the "SEC Documents"). As of their respective filing dates, none of the SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the SEC Documents complied when filed as of their respective effective dates, in all material respects, with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

            (ii) The financial statements (including the notes thereto) of the Corporation included in the Form 10-K for the fiscal year ended December 31, 2000 and in the Forms 10-Q for the applicable fiscal quarter complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto) and fairly present the financial position of the Corporation as at the dates thereof and the results of its operations, stockholders' equity and cash flows for the periods then ended.

            2.7. BROKERS. Neither the Corporation nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

            2.8. NO MATERIAL ADVERSE CHANGE. Since the date of the Form 10-Q, no event which had or is likely to have a material adverse effect on the business, operations, properties, financial condition or operating results of the Corporation (a "Material Adverse Effect") has occurred or exists with respect to the Corporation, except as otherwise disclosed or reflect in press releases or other SEC Documents prepared through or as of a date subsequent to the date of the Form 10-Q. The Corporation has continued to incur losses from the date of the Form 10-Q through the date hereof.

            2.9. NO GENERAL SOLICITATION. Neither the Corporation nor, to the Corporation's knowledge, any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Common Shares.

      SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby severally represents and warrants to the Corporation as follows:


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            3.1. AUTHORITY. The Investor has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and this Agreement constitutes the valid and binding obligations of the Investor, enforceable in accordance with its terms, except (i) as limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors and (B) equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law.

            3.2. ACCREDITED INVESTOR. The Investor is either an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) or has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring Common Shares under this Agreement.

            3.3. INVESTOR INTENT. The Investor is acquiring the Common Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or reselling the same or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws. It is expressly understood that the Investor may grant the options contemplated by Section 4.2(a) hereof and perform its obligations under such options.

            3.4. RESTRICTED SECURITIES. The Investor understands (i) that the Common Shares will not be registered under the Securities Act or any state securities or "blue-sky" laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act or any state securities or "blue-sky" laws, (ii) that the Common Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or any state securities or "blue-sky" laws or is exempt from such registration, (iii) that the Corporation is under no obligation to so register any shares of Common Stock and (iv) that the certificate(s) evidencing the shares of the Common Stock will be imprinted with a legend substantially as set forth in Section 4.2(b) hereof.

            3.5. RULE 144. The Investor understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act ("Rule 144") depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

            3.6. ACCESS TO INFORMATION; EXPERIENCE. The Investor has had access during the course of this transaction and prior to sale of the Common Shares to all information necessary to enable the Investor to evaluate the merits and risks of a prospective investment in the Corporation and the Investor has had an opportunity to discuss with representatives of the Corporation the business and financial affairs of the Corporation and the terms and conditions of the offering and to obtain such additional information, to the extent that the Corporation possesses such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information to which the Investor has had access and all questions raised by the Investor have been answered to the full satisfaction of the Investor. The Investor has conducted its own investigation and analysis of the business and its investment in the Common Shares and is not relying on the Corporation's business plan or executive summary (if any) or any other written material or any information or



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      opinions that may be contained therein in making its decision to purchase the Common Shares. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation so that it is capable of evaluating the merits and the risks of its investment in the Corporation and has the capacity to protect its own interests in making its investment in the Corporation. The Investor can afford to suffer a complete loss of its investment in the Common Shares.

            3.7. SPECULATIVE INVESTMENT. The Investor understands that the Corporation has a limited financial and operating history, that the Common Shares are a speculative investment which involve a high degree of financial risk, and that there is no assurance of any economic, income or tax benefit from such investment. The Investor is aware of the ongoing losses incurred by the Company since March 31, 2001.

            3.8. REVIEW OF AGREEMENT. The Investor has carefully read and reviewed this Agreement and, to the extent it believed necessary, the Investor has discussed with its legal, accounting and other professional advisors the representations, warranties and agreements which the Investor is making herein and the terms and conditions of the investment contemplated hereby.

      SECTION 4. AFFIRMATIVE COVENANTS.

            4.1. CONFIDENTIALITY. The Investor hereby agrees to and shall keep strictly confidential and will not disclose or divulge any confidential, proprietary or secret information which the Investor may obtain from the Corporation, including, by way of example and not in limitation thereof, financial statements, reports and other materials submitted by the Corporation as required hereunder, unless required to be disclosed by law or pursuant to any judgment, order, subpoena or decree of any court having competent jurisdiction, or unless such information is or becomes publicly known (other than as a result of this Section 4.1), or unless the Corporation gives its written consent to the Investor's release of such information, except that no such written consent shall be required (and the Investor shall be free to release such information) if such information is to be provided to the Investor's lawyer or accountant who are instructed to comply with this provision. The Investor shall be responsible for making sure its lawyer and accountant comply.

            4.2. TRANSFER OF SECURITIES.

                  (a) RESTRICTIONS ON TRANSFER. The Investor acknowledges that the Common Shares purchased hereunder have not been registered under the Securities Act, that such shares are being or will be issued pursuant to an exemption from registration under the Securities Act and that such shares constitute "restricted securities" under Rule 144. Accordingly, the Common Shares held by the Investor shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 4.2,
      Section 4.4 or section 4.5 (which provides for certain additional restrictions on transfer), which conditions are intended to ensure compliance with the provisions of the Securities Act and this Agreement. Notwithstanding the foregoing, the Investor shall be permitted to grant an option to purchase all or any part of the Common Shares to any of Peter Lund or Philicia Levinson, upon such terms and conditions as shall be agreed among the parties thereto and to perform its obligations under



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      such options.

                  (b) RESTRICTIVE LEGEND. Each certificate for Common Shares held by the Investor and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 4.2(c) and 4.2(d)) be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY RELEVANT STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS. COPIES OF THE RELEVANT TRANSFER RESTRICTIONS CONTAINED IN A NOTE EXCHANGE AGREEMENT BETWEEN DREAMLIFE, INC. AND THE OTHER PARTY THERETO MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF DREAMLIFE, INC."

                  (c) NOTICE OF TRANSFER. The Investor agrees, prior to any Transfer of Common Shares to give written notice to the Corporation of the Investor's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 4.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and, except in the case of a Transfer upon exercise of an option referred to in
      Section 4.2(a), shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Corporation), such proposed Transfer does not involve any transaction requiring registration or qualification of such shares under the Securities Act or the securities blue sky laws of any relevant state of the United States. Upon giving of such notice and, if required, opinion, the Investor shall thereupon be entitled to Transfer such shares in accordance with the terms of the notice delivered by it to the Corporation; provided, that unless the restrictions imposed by this
      Section 4.2 have terminated, the transferee agrees in writing to be subject to the provisions of this Section 4.2. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such shares (and each certificate or other instrument evidencing any untransferred balance of such shares) shall bear the legend set forth in
      Section 4.2(b) unless (a) registration of any future Transfer is not required by the applicable provisions of the Securities Act and applicable state securities laws or (b) the Corporation shall have waived the requirement of such legends. The Investor shall not Transfer any Common Shares until such opinion of counsel has been given (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 4.2).

                  (d) REMOVAL OF LEGENDS, ETC. Notwithstanding the foregoing provisions of this Section 4.2, the restrictions imposed by this Section
      4.2 upon the



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      transferability of any shares of the capital stock of the Corporation held by the Investor shall cease and terminate when (a) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 4.2(c) and, pursuant to Section 4.2(c), the securities so transferred are not required to bear the legend set forth in Section 4.2(b) or (b) the holder of such shares has received an opinion of counsel stating that such holder has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this
      Section 4.2 shall terminate, as herein provided, the Investor holding shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 4.2(b) and not containing any other reference to the restrictions imposed by this Section 4.2.

      SECTION 5. MISCELLANEOUS.

      5.1 NOTICES. All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

          (i)   if to the Corporation, to:

                      425 West 15th Street
                      Floor 3R
                      New York, NY 10011
                      Attention: Philicia Levinson

          (ii) if to the Investor, to the Investor's address set forth on the first page hereto.

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received
(i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 5, "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

         5.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto, PROVIDED, HOWEVER, that the rights and obligations of the Corporation shall not be assignable without the prior written consent of the Investor.

      5.3 SURVIVAL. All representations and warranties contained in this Agreement shall survive the Closing.

      5.4 AMENDMENTS. The terms and provisions of this Agreement may only be amended



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with the written consent of the Corporation and the Investor.

      5.5 ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

      5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      5.7 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      5.8 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED, EXCEPT TO THE EXTENT THAT THIS AGREEMENT RELATES TO THE INTERNAL AFFAIRS OF THE CORPORATION, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED TO SUCH MATTERS. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK OR THE STATE OF DELAWARE, AS THE CASE MAY BE, WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

            IN WITNESS WHEREOF, the undersigned have caused this Note Exchange Agreement to be executed as of the date written below.

                                              DREAMLIFE, INC.


Dated: July 18, 2001                          By: /s/ Peter A. Lund
       -------------                              ------------------------------
                                                  Name: Peter A. Lund
                                                  Title: Chief Executive Officer



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                                               CYL DEVELOPMENT HOLDINGS, L.L.C.


Dated: July 18, 2001                           By: /s/ David J. Roy
       -------------                               ----------------------------
                                                   Name: David J. Roy
                                                   Title: Member












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